Exhibit 10.6

AGREEMENT

This Agreement (this “Agreement”) is entered into as of June 9, 2006, by and between Mark K. Levenick (the “Employee”) and Tidel Engineering, L.P., a Delaware limited partnership (the “Company”).

WHEREAS, the Employee and the Company are parties to an Employment Agreement dated January 1, 2000 (the “Employment Agreement”); and

WHEREAS, the Company, Tidel Technologies Incorporated and Sentinel Operating L.P. (“Sentinel”) have entered into an Amended and Restated Asset Purchase Agreement, dated as of June 9, 2006 (as the same may be amended or restated, the “Purchase Agreement”) pursuant to which Sentinel has agreed to purchase substantially all of the assets and business of the Company, consisting of its cash security business (the “Asset Sale”); and

WHEREAS, pursuant to the Purchase Agreement, Sentinel has agreed to pay to the Employee, on behalf of and as directed by the Company at the closing of the Asset Sale, a termination payment (“Termination Payment”) in the amount specified in Section 1 of the Disclosure Schedule to the Purchase Agreement; and

WHEREAS, following receipt of such payment upon consummation of the Asset Sale, the Employee will cease to be employed by the Company and will become an employee of Sentinel.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Termination Payment. At the closing of the Asset Sale pursuant to the Purchase Agreement, provided that the Employee is an employee of the Company at that time, the Company shall direct Sentinel to pay to the Employee $350,000, which amount shall constitute the Termination Payment to be paid to the Employee under the Purchase Agreement.

2.
Termination of Employment Agreement. Upon receipt by the Employee of the Termination Payment, the Employee’s employment by the Company shall terminate, the Employment Agreement shall terminate and be of no further force or effect and, other than payment of salary accrued to the date of termination, the Employee shall have no further rights or claim under the Employment Agreement or otherwise as an employee of the Company including, without limitation, any rights to any vacation pay or other benefits thereunder.

3.
Options. All options held by the Employee to purchase the Company’s common stock, to the extent exercisable and not previously terminated, may be exercised by the Employee at any time prior to 90 days following the closing of the Asset Sale after which date they shall terminate and be of no further force or effect. The Employee agrees that he has entered into this Agreement voluntarily and knowingly, and that he has reviewed the Company’s 1997 Long Term Incentive Plan, the terms of all option grants made by the Company to the Employee thereunder and this Agreement with his own counsel and fully understands the terms and conditions of each of the foregoing.

4.
Termination of Asset Sale. In the event that the Purchase Agreement (as amended or restated) is terminated and the Asset Sale is not consummated, then this Agreement shall terminate as of the date of termination of the Purchase Agreement, in which case this Agreement shall thereupon be of no further force or effect and the Employment Agreement shall continue in full force and effect in accordance with its terms.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of law principles.

6.
Severability. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.

7.
Entire Agreement. This Agreement is not a promise of future employment. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements, and further superseding any and all employment arrangements between Employee and Company or any of Company's subsidiaries, affiliates or other related entities. This Agreement may not be amended except in a writing executed by the parties hereto.

8.
Consultation with Counsel. Employee acknowledges that he was informed by the Company that he has the right to consult with an attorney before signing this Agreement, that he was advised to consult with an attorney prior to signing this Agreement and that this Section 8 shall constitute written notice to Employee of such right to consult legal counsel. Employee acknowledges that Olshan Grundman Frome Rosenzweig & Wolosky LLP (“OGFRW”) has not represented him in connection with this Agreement, that OGFRW has represented the Company in connection with this Agreement and that OGFRW has represented the Company in the past and continues to represent the Company on an ongoing basis.

9.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first written above.

TIDEL ENGINEERING, L.P.

	By	/s/ Leonard Carr
THE EMPLOYEE:		Name: Leonard Carr
Title: Vice President and Secretary

/s/ Mark K. Levenick
Mark K. Levenick